Press Release
TechnipFMC Announces Fourth Quarter 2023 Results

•Subsea inbound of $1.3 billion; full-year orders of $9.7 billion grew 45% versus 2022
•Total Company backlog of $13.2 billion increased 41% versus the prior year
•Cash flow from operations of $701 million in the quarter; free cash flow of $630 million
•Shareholder distributions of $77 million in the quarter, $249 million for the full year
•Subsea order outlook for three-year period through 2025 increased 20% to $30 billion

NEWCASTLE & HOUSTON, February 22, 2024 — TechnipFMC plc (NYSE: FTI) today reported fourth quarter 2023 results.
Summary Financial Results from Continuing Operations - Fourth Quarter 2023
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Dec. 31, 2023	Sep. 30, 2023	Dec. 31, 2022	Sequential	Year-over-Year
Revenue	$2,077.7	$2,056.9	$1,694.4	1.0%	22.6%
Income (loss)	$53.0	$90.0	$(26.7)	(41.1%)	n/m
Income (loss) margin	2.6%	4.4%	(1.6%)	(180 bps)	n/m
Diluted earnings (loss) per share	$0.12	$0.20	$(0.06)	(40.0%)	n/m

Adjusted EBITDA	$218.7	$237.5	$120.9	(7.9%)	80.9%
Adjusted EBITDA margin	10.5%	11.5%	7.1%	(100 bps)	340 bps
Adjusted income (loss)	$62.7	$93.7	$(20.7)	(33.1%)	n/m
Adjusted diluted earnings (loss) per share	$0.14	$0.21	$(0.05)	(33.3%)	n/m

Inbound orders	$1,531.6	$2,145.1	$1,842.5	(28.6%)	(16.9%)
Ending backlog	$13,231.0	$13,230.7	$9,353.0	0.0%	41.5%
n/m - not meaningful
Total Company revenue in the fourth quarter was $2,077.7 million. Income attributable to TechnipFMC was $53 million, or $0.12 per diluted share. These results included after-tax charges and credits of $9.7 million, or $0.02 per share (Exhibit 6).
Adjusted income was $62.7 million, or $0.14 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $218.7 million; adjusted EBITDA margin was 10.5 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $26.4 million, or $22.7 million after-tax. When excluding the after-tax impact of foreign exchange, income was $75.7 million. Adjusted EBITDA, excluding foreign exchange, was $245.1 million (Exhibit 7).

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Summary Financial Results from Continuing Operations - Full Year 2023
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Twelve Months Ended		Change
(In millions, except per share amounts)	Dec. 31, 2023	Dec. 31, 2022	Year-over- Year
Revenue	$7,824.2	$6,700.4	16.8%
Income (loss)	$56.2	$(61.9)	n/m
Income (loss) margin	0.7%	(0.9%)	n/m
Diluted earnings (loss) per share	$0.12	$(0.14)	n/m

Adjusted EBITDA	$819.6	$646.5	26.8%
Adjusted EBITDA margin	10.5%	9.6%	90 bps
Adjusted income (loss)	$201.4	$(12.6)	n/m
Adjusted diluted earnings (loss) per share	$0.45	$(0.03)	n/m

Inbound orders	$10,982.9	$8,079.1	35.9%
Ending backlog	$13,231.0	$9,353.0	41.5%
n/m - not meaningful
Total Company revenue in the full year was $7,824.2 million. Income attributable to TechnipFMC was $56.2 million, or $0.12 per diluted share. These results included after-tax charges and credits totaling $145.2 million of expense, or $0.32 per share, which included the following pre-tax items (Exhibit 6):
•An incremental non-recurring legal settlement charge related to the previously disclosed final resolution of all outstanding matters with the French national prosecutor’s office of $126.5 million; and
•Restructuring, impairment and other charges of $20 million.
Adjusted income was $201.4 million, or $0.45 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $819.6 million; adjusted EBITDA margin was 10.5 percent (Exhibit 9).
Included in total Company results was a foreign exchange loss of $119 million, or $116.5 million after-tax. When excluding the after-tax impact of foreign exchange, income was $172.7 million. Adjusted EBITDA, excluding foreign exchange, was $938.6 million (Exhibit 7).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “I am proud to report our strong quarterly and full year results which speak to the growth and operational momentum we are achieving. Total Company inbound for the year grew to $11 billion. This included Subsea orders of $9.7 billion, which was an increase of 45% versus the prior year and a book-to-bill of 1.5. These strong results benefited from a record level of iEPCI™ awards in the period. I am particularly pleased with the inbound quality, as direct awards, iEPCI™ and Subsea Services exceeded 70% of Subsea orders.”
“Total Company revenue for the year grew 17%, while adjusted EBITDA increased 40% to $939 million versus the prior year, when excluding the impact of foreign exchange. We generated cash flow from operations of $693 million and free cash flow of $468 million for the year, and we returned nearly $250 million to shareholders through share repurchases and dividends.”
Pferdehirt continued, “Any way you look at it, 2023 was a period of strong growth for our company. Our robust order intake drove a 50% increase in Subsea backlog to over $12 billion, with high quality inbound expected to support nearly 40% growth in Subsea adjusted EBITDA in 2024 based on the midpoint of our guidance.”
“We started 2024 with the award of Mero 3 HISEP®, the first iEPCI™ project ever awarded by Petrobras, which exceeded $1 billion of inbound. The significance of this project for the subsea industry cannot be overstated, as it will be the first to use subsea processing to capture CO2 rich dense gases directly from the well stream for injection back into the reservoir. Importantly, this will all take place on the seafloor. The HISEP® project plays to our strengths, allowing us to demonstrate how technology innovation, project integration and partner collaboration enable our meaningful participation in the energy transition while remaining aligned with our strategic priorities.”
Pferdehirt added, “We see continued strength ahead, driven by the resiliency and durability of this cycle. The demand for energy will continue to grow. However, we believe the market’s evolution will differ from the past, driven by three major trends. First, a shift in capital flows, which we believe will largely be directed to the offshore and Middle East markets. Second, an increased role for new technologies, as shown by the Mero 3 HISEP® award. And third, an expanded role for subsea services, driven by the needs of growing and aging infrastructure. These trends allow TechnipFMC to leverage our full suite of integrated solutions, differentiated technologies, and the industry’s most comprehensive subsea services offering.”
Pferdehirt concluded, “We have entered an unprecedented time for the development of conventional energy resources, particularly offshore. This backdrop, combined with our unique capabilities, gives us the confidence to increase our expectations for Subsea inbound to reach $30 billion over the three-year period ending 2025. The significant increase in our order outlook will provide additional growth in backlog and further extend the execution of our project portfolio through the end of the decade.”

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Operational and Financial Highlights

Subsea
Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2023	Sep. 30, 2023	Dec. 31, 2022	Sequential	Year-over-Year
Revenue	$1,720.5	$1,708.3	$1,342.5	0.7%	28.2%
Operating profit	$145.7	$177.7	$61.5	(18.0%)	136.9%
Operating profit margin	8.5%	10.4%	4.6%	(190 bps)	390 bps
Adjusted EBITDA	$225.5	$257.8	$140.1	(12.5%)	61.0%
Adjusted EBITDA margin	13.1%	15.1%	10.4%	(200 bps)	270 bps

Inbound orders	$1,270.0	$1,828.0	$1,515.9	(30.5%)	(16.2%)
Ending backlog[1,2,3]	$12,164.1	$12,073.6	$8,131.5	0.7%	49.6%

Estimated Consolidated Backlog Scheduling (In millions)	Dec. 31, 2023
2024	$4,812
2025	$3,411
2026 and beyond	$3,941
Total	$12,164
[1] Backlog as of December 31, 2023 was increased by a foreign exchange impact of $541 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of December 31, 2023 does not include total Company non-consolidated backlog of $272 million.

Subsea reported fourth quarter revenue of $1,720.5 million, an increase of 0.7 percent from the third quarter. Revenue increased sequentially due to higher project activity in the Gulf of Mexico, Asia Pacific and Africa, driven in part by accelerated conversion of several projects in backlog. The increased activity was largely offset by seasonal factors that impacted vessel utilization. Services revenue modestly increased from the prior quarter due to strength in asset maintenance and remotely operated vehicle (ROV) services in Norway and the Gulf of Mexico. Services revenue was less impacted in the quarter by typical offshore seasonality, particularly in the North Sea.
Subsea reported an operating profit of $145.7 million. Operating profit declined sequentially due to lower vessel-based activity and the mix of projects executed from backlog in the period. Operating profit margin decreased 190 basis points to 8.5 percent.
Subsea reported adjusted EBITDA of $225.5 million, a decrease of 12.5 percent when compared to the third quarter. The factors impacting operating profit also drove the sequential decrease in adjusted EBITDA. Adjusted EBITDA margin decreased 200 basis points to 13.1 percent.

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Subsea inbound orders were $1,270 million for the quarter. Book-to-bill in the period was 0.7x. The following award was included in the period:
•BP Argos Southwest Extension project (Gulf of Mexico)
Significant* contract by bp for its Argos Southwest Extension project in the Mad Dog field. TechnipFMC will install pipe and an umbilical, tying back three new wells to the Argos platform in the Gulf of Mexico. Under the contract, TechnipFMC will also manufacture and install pipeline end terminations.
*A “significant” contract is between $75 million and $250 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2023	Sep. 30, 2023	Dec. 31, 2022	Sequential	Year-over-Year
Revenue	$357.2	$348.6	$351.9	2.5%	1.5%
Operating profit	$33.2	$33.3	$25.6	(0.3%)	29.7%
Operating profit margin	9.3%	9.6%	7.3%	(30 bps)	200 bps
Adjusted EBITDA	$52.5	$49.9	$44.4	5.2%	18.2%
Adjusted EBITDA margin	14.7%	14.3%	12.6%	40 bps	210 bps

Inbound orders	$261.6	$317.1	$326.6	(17.5%)	(19.9%)
Ending backlog	$1,066.9	$1,157.1	$1,221.5	(7.8%)	(12.7%)

Surface Technologies reported fourth quarter revenue of $357.2 million, an increase of 2.5 percent from the third quarter, driven by higher activity in international and North America markets, with both benefiting from higher wellhead equipment sales.
Surface Technologies reported operating profit of $33.2 million, largely unchanged versus the third quarter. Operating profit benefited from increased contribution from international services and higher wellhead equipment sales. Results in the period were negatively impacted by $3.3 million of higher restructuring, impairment and other charges. Operating profit margin decreased 30 basis points to 9.3 percent.
Surface Technologies reported adjusted EBITDA of $52.5 million, an increase of 5.2 percent when compared to the third quarter. Results increased due to the same factors that drove operating profit. Adjusted EBITDA margin increased 40 basis points to 14.7 percent.
Inbound orders for the quarter were $261.6 million, a decrease of 17.5 percent sequentially. Backlog ended the period at $1,066.9 million.

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Corporate and Other Items (three months ended, December 31, 2023)
Corporate expense was $38.3 million. Excluding charges of $4.9 million, corporate expense was $33.4 million.
Foreign exchange loss was $26.4 million, the majority of which was related to the significant devaluation of the Argentine peso.
Net interest expense was $13 million. Results in the period benefited from increased interest income, driven in part by strong cash generation.
The provision for income taxes was $54.5 million.
Total depreciation and amortization was $94.5 million.
Cash provided by operating activities was $701.1 million. Capital expenditures were $71.5 million. Free cash flow was $629.6 million (Exhibit 11).
Cash and cash equivalents increased $260.8 million sequentially to $951.7 million. Gross debt declined $273.5 million sequentially to $1,067.3 million, primarily due to the maturity of the 2013 Private Placement Notes. Net debt declined $534.3 million to $115.6 million (Exhibit 10).
During the quarter, the Company repurchased 2.7 million of its ordinary shares for total consideration of $55 million. When including the dividend payment of $21.7 million, total shareholder distributions in the quarter were $76.7 million. For the twelve months ended December 31, 2023, the Company’s total shareholder distributions were $248.6 million.

Corporate Actions
In November, the Company announced an agreement to sell the Measurement Solutions business to One Equity Partners for $205 million in cash. The Company now expects to conclude the transaction by the end of the first quarter, subject to customary adjustments and closing conditions.
As part of the Surface Technologies segment, the Measurement Solutions business encompasses terminal management solutions and metering products and systems, and includes engineering and manufacturing locations in North America and Europe.

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2024 Full-Year Financial Guidance1
The Company’s full-year guidance for 2024 can be found in the table below.
Guidance for Surface Technologies includes anticipated financial results for the Measurement Solutions business for the three months ending March 31, 2024.

2024 Guidance (As of February 22, 2024)

Subsea	Surface Technologies
Revenue in a range of $7.2 - 7.6 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 15.5 - 16.5%	Adjusted EBITDA margin in a range of 13 - 15%

TechnipFMC

Corporate expense, net $115 - 125 million
(includes depreciation and amortization of ~$3 million; excludes charges and credits)

Net interest expense $70 - 80 million

Tax provision, as reported $280 - 290 million

Capital expenditures approximately $275 million

Free cash flow[2] $350 - 500 million
(includes payment for legal settlement of ~$170 million)

1 Our guidance measures of adjusted EBITDA margin, free cash flow and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, February 22, 2024 to discuss the fourth quarter 2023 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X (formerly Twitter) @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth and recovery, growth of our new energy business, and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include our ability to close the Measurement Solutions transaction, on a timely basis, if at all and the risks associated therewith; unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our new energy business; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; the refusal of DTC to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding ESG matters; uncertainties related to our investments in new energy business; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our

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maritime employees and assets; any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; the additional restrictions on dividend payouts or share repurchases as an English public limited company; uninsured claims and litigation against us; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; potential departure of our key managers and employees; adverse seasonal weather, and other climatic conditions and unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; our inability to obtain sufficient bonding capacity for certain contracts, as well as those set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Catie Tuley Director, Public Relations Tel: +1 281 591 5405 Email: Catie Tuley David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022

Revenue	$2,077.7	$2,056.9	$1,694.4	$7,824.2	$6,700.4
Costs and expenses	1,938.8	1,896.1	1,665.3	7,315.0	6,503.1
	138.9	160.8	29.1	509.2	197.3

Other income (expense), net	(24.7)	(20.9)	(7.0)	(213.9)	50.0
Loss from investment in Technip Energies	—	—	—	—	(27.7)

Income before net interest expense and income taxes	114.2	139.9	22.1	295.3	219.6
Net interest expense and loss on early extinguishment of debt	(13.0)	(26.7)	(28.4)	(88.7)	(150.7)

Income (loss) before income taxes	101.2	113.2	(6.3)	206.6	68.9
Provision for income taxes	54.5	19.5	14.4	154.7	105.4

Income (loss) from continuing operations	46.7	93.7	(20.7)	51.9	(36.5)
(Income) loss from continuing operations attributable to non-controlling interests	6.3	(3.7)	(6.0)	4.3	(25.4)
Income (loss) from continuing operations attributable to TechnipFMC plc	53.0	90.0	(26.7)	56.2	(61.9)

Loss from discontinued operations	—	—	(10.6)	—	(45.3)
Net income (loss) attributable to TechnipFMC plc	$53.0	$90.0	$(37.3)	$56.2	$(107.2)

Earnings (loss) per share from continuing operations
Basic	$0.12	$0.21	$(0.06)	$0.13	$(0.14)
Diluted	$0.12	$0.20	$(0.06)	$0.12	$(0.14)

Loss per share from discontinued operations
Basic and diluted	$—	$—	$(0.02)	$—	$(0.10)

Earnings (loss) per share attributable to TechnipFMC plc
Basic	$0.12	$0.21	$(0.08)	$0.13	$(0.24)
Diluted	$0.12	$0.20	$(0.08)	$0.12	$(0.24)

Weighted average shares outstanding:
Basic	434.4	436.9	444.6	438.6	449.5
Diluted	448.6	450.3	444.6	452.3	449.5

Cash dividends declared per share	$0.05	$0.05	$—	$0.10	$—

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenue

Subsea	$1,720.5	$1,708.3	$1,342.5	$6,434.8	$5,461.2
Surface Technologies	357.2	348.6	351.9	1,389.4	1,239.2
Total segment revenue	$2,077.7	$2,056.9	$1,694.4	$7,824.2	$6,700.4

Segment operating profit
Subsea	$145.7	$177.7	$61.5	$543.6	$317.6
Surface Technologies	33.2	33.3	25.6	114.6	58.3
Total segment operating profit	178.9	211.0	87.1	658.2	375.9

Corporate items
Corporate expense (1)	$(38.3)	$(24.7)	$(28.0)	$(243.9)	$(104.7)
Net interest expense and loss on early extinguishment of debt	(13.0)	(26.7)	(28.4)	(88.7)	(150.7)
Loss from investment in Technip Energies	—	—	—	—	(27.7)
Foreign exchange losses	(26.4)	(46.4)	(37.0)	(119.0)	(23.9)
Total corporate items	(77.7)	(97.8)	(93.4)	(451.6)	(307.0)

Income (loss) before income taxes (2)	$101.2	$113.2	$(6.3)	$206.6	$68.9

(1)    Corporate expense primarily includes the non-recurring legal settlement charge, corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
Inbound Orders (1)	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022

Subsea	$1,270.0	$1,828.0	$1,515.9	$9,749.0	$6,738.3
Surface Technologies	261.6	317.1	326.6	1,233.9	1,340.8
Total inbound orders	$1,531.6	$2,145.1	$1,842.5	$10,982.9	$8,079.1

Order Backlog (2)	December 31, 2023	September 30, 2022	December 31, 2022

Subsea	$12,164.1	$12,073.6	$8,131.5
Surface Technologies	1,066.9	1,157.1	1,221.5
Total order backlog	$13,231.0	$13,230.7	$9,353.0

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	December 31,
	2023	2022

Cash and cash equivalents	$951.7	$1,057.1
Trade receivables, net	1,138.1	966.5
Contract assets, net	1,010.1	981.6
Inventories, net	1,100.3	1,039.7
Other current assets	995.2	943.8
Total current assets	5,195.4	4,988.7

Property, plant and equipment, net	2,270.9	2,354.9
Intangible assets, net	601.6	716.0
Other assets	1,588.7	1,384.7
Total assets	$9,656.6	$9,444.3

Short-term debt and current portion of long-term debt	$153.8	$367.3
Accounts payable, trade	1,355.8	1,282.8
Contract liabilities	1,485.8	1,156.4
Other current liabilities	1,473.2	1,367.8
Total current liabilities	4,468.6	4,174.3

Long-term debt, less current portion	913.5	999.3
Other liabilities	1,102.4	994.0
TechnipFMC plc stockholders’ equity	3,136.7	3,240.2
Non-controlling interests	35.4	36.5
Total liabilities and equity	$9,656.6	$9,444.3

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023	2022
Cash provided by operating activities
Net income (loss)	$46.7	$51.9	$(81.8)
Net loss from discontinued operations	—	—	45.3
Adjustments to reconcile net income (loss) to cash provided (required) by operating activities
Depreciation and amortization	94.5	377.8	377.2
Employee benefit plan and share-based compensation costs	(12.8)	30.8	33.5
Deferred income tax provision, net	(31.3)	(54.2)	(13.0)
Loss from investment in Technip Energies	—	—	27.7
Unrealized loss on derivative instruments and foreign exchange	23.8	29.6	54.0
(Income) loss from equity affiliates, net of dividends received	1.7	(34.2)	(31.9)
Loss on early extinguishment of debt	—	—	29.8
Other	36.8	42.4	11.4
Changes in operating assets and liabilities, net of effects of acquisitions
Trade receivables, net and contract assets	359.9	(227.7)	(160.2)
Inventories, net	21.7	(91.2)	(35.0)
Accounts payable, trade	(213.2)	62.5	52.1
Contract liabilities	231.6	321.0	164.5
Income taxes payable (receivable), net	(11.7)	34.3	(62.1)
Other current assets and liabilities, net	160.6	203.3	(40.4)
Other non-current assets and liabilities, net	(7.2)	(53.3)	(19.0)
Cash provided by operating activities	701.1	693.0	352.1

Cash provided (required) by investing activities
Capital expenditures	(71.5)	(225.2)	(157.9)
Proceeds from sale of assets	9.4	84.7	30.2
Proceeds from sales of investment in Technip Energies	—	—	288.5
Other	—	14.9	1.4
Cash provided (required) by investing activities	(62.1)	(125.6)	162.2

Cash required by financing activities
Net change in short-term debt	(303.4)	(341.6)	(200.4)
Cash settlement for derivative hedging debt	—	(30.1)	(80.5)
Proceeds from issuance of long-term debt	—	—	60.9
Repayments of long-term debt	—	—	(451.7)
Payments for debt issuance cost	—	(16.7)	—
Share repurchases	(55.0)	(205.1)	(100.2)
Dividends paid	(21.7)	(43.5)	—
Other	0.3	(19.5)	(24.8)
Cash required by financing activities	(379.8)	(656.5)	(796.7)
Effect of changes in foreign exchange rates on cash and cash equivalents	1.6	(16.3)	12.1
Change in cash and cash equivalents	260.8	(105.4)	(270.3)
Cash and cash equivalents in the statement of cash flows, beginning of period	690.9	1,057.1	1,327.4
Cash and cash equivalents in the statement of cash flows, end of period	$951.7	$951.7	$1,057.1

TechnipFMC.com	Page 16 of 25

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2023 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income (loss) attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; and net debt are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non- GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income (loss) attributable to TechnipFMC plc	$53.0	$90.0	$(26.7)	$56.2	$(61.9)

Charges and (credits):
Restructuring, impairment and other charges	10.0	4.3	6.0	20.0	22.0
Non-recurring legal settlement charges*	—	—	—	126.5	—
Loss from investment in Technip Energies	—	—	—	—	27.7
Tax on charges and (credits)	(0.3)	(0.6)	—	(1.3)	(0.4)
Adjusted net income (loss) attributable to TechnipFMC plc	$62.7	$93.7	$(20.7)	$201.4	$(12.6)

Weighted diluted average shares outstanding	448.6	450.3	444.6	452.3	449.5

Reported earnings (loss) per share - diluted	$0.12	$0.20	$(0.06)	$0.12	$(0.14)
Adjusted earnings (loss) per share - diluted	$0.14	$0.21	$(0.05)	$0.45	$(0.03)

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 20 of the coming annual report on Form 10-K for the year ended December 31, 2023 (the “10-K”)). For taxation purposes, the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 17 of 25

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income (loss) attributable to TechnipFMC plc	$53.0	$90.0	$(26.7)	$56.2	$(61.9)

Income (loss) attributable to non-controlling interests	(6.3)	3.7	6.0	(4.3)	25.4
Provision for income tax	54.5	19.5	14.4	154.7	105.4
Net interest expense	13.0	26.7	28.4	88.7	150.7
Depreciation and amortization	94.5	93.3	92.8	377.8	377.2
Restructuring, impairment and other charges	10.0	4.3	6.0	20.0	22.0
Non-recurring legal settlement charges*	—	—	—	126.5	—
Loss from investment in Technip Energies	—	—	—	—	27.7

Adjusted EBITDA	$218.7	$237.5	$120.9	$819.6	$646.5

Foreign exchange, net	26.4	46.4	37.0	119.0	23.9
Adjusted EBITDA, excluding foreign exchange, net	$245.1	$283.9	$157.9	$938.6	$670.4

*The non-recurring legal settlement charges reflect the impact of the resolution of all outstanding matters with the PNF (reference to Note 20 of the 10-K). For taxation purposes the charges are treated as a penalty and as such, do not trigger tax charges or benefits.

TechnipFMC.com	Page 18 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,720.5	$357.2	$—	$—	$2,077.7

Operating profit (loss), as reported (pre-tax)	$145.7	$33.2	$(38.3)	$(26.4)	$114.2

Charges and (credits):
Restructuring, impairment and other charges	1.2	3.9	4.9	—	10.0
Subtotal	1.2	3.9	4.9	—	10.0

Depreciation and amortization	78.6	15.4	0.5	—	94.5

Adjusted EBITDA	225.5	52.5	(32.9)	(26.4)	218.7

Foreign exchange, net	—	—	—	26.4	26.4

Adjusted EBITDA, excluding foreign exchange, net	$225.5	$52.5	$(32.9)	$—	$245.1

Operating profit margin, as reported	8.5%	9.3%			5.5%

Adjusted EBITDA margin	13.1%	14.7%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.1%	14.7%			11.8%

TechnipFMC.com	Page 19 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,708.3	$348.6	$—	$—	$2,056.9

Operating profit (loss), as reported (pre-tax)	$177.7	$33.3	$(24.7)	$(46.4)	$139.9

Charges and (credits):
Restructuring, impairment and other charges	3.3	0.6	0.4	—	4.3
Subtotal	3.3	0.6	0.4	—	4.3

Depreciation and amortization	76.8	16.0	0.5	—	93.3

Adjusted EBITDA	257.8	49.9	(23.8)	(46.4)	237.5

Foreign exchange, net	—	—	—	46.4	46.4

Adjusted EBITDA, excluding foreign exchange, net	$257.8	$49.9	$(23.8)	$—	$283.9

Operating profit margin, as reported	10.4%	9.6%			6.8%

Adjusted EBITDA margin	15.1%	14.3%			11.5%

Adjusted EBITDA margin, excluding foreign exchange, net	15.1%	14.3%			13.8%

TechnipFMC.com	Page 20 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,342.5	$351.9	$—	$—	$1,694.4

Operating profit (loss), as reported (pre-tax)	$61.5	$25.6	$(28.0)	$(37.0)	$22.1

Charges and (credits):
Restructuring, impairment and other charges	4.5	0.8	0.7	—	6.0
Subtotal	4.5	0.8	0.7	—	6.0

Depreciation and amortization	74.1	18.0	0.7	—	92.8

Adjusted EBITDA	140.1	44.4	(26.6)	(37.0)	120.9

Foreign exchange, net	—	—	—	37.0	37.0

Adjusted EBITDA, excluding foreign exchange, net	$140.1	$44.4	$(26.6)	$—	$157.9

Operating profit margin, as reported	4.6%	7.3%			1.3%

Adjusted EBITDA margin	10.4%	12.6%			7.1%

Adjusted EBITDA margin, excluding foreign exchange, net	10.4%	12.6%			9.3%

TechnipFMC.com	Page 21 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2023
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$6,434.8	$1,389.4	$—	$—	$7,824.2

Operating profit (loss), as reported (pre-tax)	$543.6	$114.6	$(243.9)	$(119.0)	$295.3

Charges and (credits):
Restructuring, impairment and other charges	4.9	9.8	5.3	—	20.0
Non-recurring legal settlement charge	—	—	126.5	—	126.5
Subtotal	4.9	9.8	131.8	—	146.5

Depreciation and amortization	310.5	65.2	2.1	—	377.8

Adjusted EBITDA	859.0	189.6	(110.0)	(119.0)	819.6

Foreign exchange, net	—	—	—	119.0	119.0

Adjusted EBITDA, excluding foreign exchange, net	$859.0	$189.6	$(110.0)	$—	$938.6

Operating profit margin, as reported	8.4%	8.2%			3.8%

Adjusted EBITDA margin	13.3%	13.6%			10.5%

Adjusted EBITDA margin, excluding foreign exchange, net	13.3%	13.6%			12.0%

TechnipFMC.com	Page 22 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2022
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net and Other	Total
Revenue	$5,461.2	$1,239.2	$—	$—	$6,700.4

Operating loss, as reported (pre-tax)	$317.6	$58.3	$(104.7)	$(51.6)	$219.6

Charges and (credits):
Restructuring, impairment and other charges	7.0	11.3	3.7	—	22.0
Loss from investment in Technip Energies	—	—	—	27.7	27.7
Subtotal	7.0	11.3	3.7	27.7	49.7

Adjusted Depreciation and amortization	304.3	70.0	2.9	—	377.2

Adjusted EBITDA	628.9	139.6	(98.1)	(23.9)	646.5

Foreign exchange, net	—	—	—	23.9	23.9

Adjusted EBITDA, excluding foreign exchange, net	$628.9	$139.6	$(98.1)	$—	$670.4

Operating profit margin, as reported	5.8%	4.7%			3.3%

Adjusted EBITDA margin	11.5%	11.3%			9.6%

Adjusted EBITDA margin, excluding foreign exchange, net	11.5%	11.3%			10.0%

TechnipFMC.com	Page 23 of 25

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
Cash and cash equivalents	$951.7	$690.9	$1,057.1
Short-term debt and current portion of long-term debt	(153.8)	(407.3)	(367.3)
Long-term debt, less current portion	(913.5)	(933.5)	(999.3)
Net debt	$(115.6)	$(649.9)	$(309.5)

Net (debt) cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net debt, or net cash, is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net (debt) cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 24 of 25

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023	2022
Cash provided by operating activities	$701.1	$693.0	$352.1
Capital expenditures	(71.5)	(225.2)	(157.9)
Free cash flow	$629.6	$467.8	$194.2

Free cash flow (deficit), is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe from operations, free cash flow (deficit) is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 25 of 25